UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

MEDICUS PHARMA LTD.
(Exact name of registrant as specified in its charter)

Ontario	001-42408	98-1778211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Conshohocken State Road, Suite 200
 Conshohocken, Pennsylvania, United States 19428
 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (610) 540-7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	MDCX	NASDAQ Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	MDCXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2025, Medicus Pharma Ltd. (the "Company") entered into an Equity Distribution Agreement (the "Agreement") with Maxim Group LLC ("Maxim") and Yorkville Securities, LLC ("Yorkville Securities" and together with Maxim, the "Agents") to create an at-the-market equity program. Under the Agreement, the Company may offer and sell its common shares, no par value (the "Shares"), from time to time having an aggregate offering amount of up to $15,349,674 during the term of the Agreement through Maxim or Yorkville Securities, as sales agents. The Company has agreed to pay the Agents a commission equal to 3.0% of the gross sales price from the sales of Shares pursuant to the Agreement. In addition, subject to limitations, the Company has agreed to reimburse the Agents for their reasonable and documented costs and out-of-pocket expenses incurred in connection with their services, including the fees and out-of-pocket expenses of their legal counsel.

Sales of the Shares, if any, under the Agreement may be made through any method permitted by law to be "at-the-market equity offerings" as defined in Rule 415 under the Securities Act of 1933, as amended, including sales directly on The Nasdaq Capital Market, at market prices or as otherwise agreed with the Agents. The Company has no obligation to sell any of the Shares under the Agreement and no assurance can be given that the Company will sell any Shares under the Agreement, or if it does, as to the price or amount of Shares that the Company will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the Agreement will terminate on the sale, pursuant to the Agreement, of Shares having an aggregate offering price of $15,349,674 or by the Company or the Agents in the other circumstances described in the Agreement.

The Shares will be issued pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") on December 29, 2025 (the "Registration Statement") and the prospectus relating to the offer and sale of the Shares that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC. The Shares may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Distribution Agreement, dated as December 29, 2025, among Medicus Pharma Ltd., Maxim Group LLC and Yorkville Securities, LLC (incorporated by reference to Exhibit 1.1 of the Company's registration statement on Form S-3, filed with the SEC on December 29, 2025).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Forward-Looking Statements

Certain information in this report constitutes "forward-looking information" under applicable securities laws. "Forward-looking information" is defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, statements regarding the SEC declaring the registration statement on form S-3 effective and sales being made pursuant to the Agreement, if any. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "could," "designed," "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target", "potential" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's annual report on form 10-K for the year ended December 31, 2024 (the "Annual Report"), and in the Company's other public filings on EDGAR and SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. Forward-looking statements contained in this report are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name:	Dr. Raza Bokhari
Title:	Executive Chairman and Chief Executive Officer

Dated: December 30, 2025